OPINION OF COUNSEL

EXHIBIT 5.1

March 7, 2013

4Licensing Corporation
767 Third Avenue, 17th Floor
New York, NY 10017

Re: 4Licensing Corporation

Ladies and Gentlemen:

We have acted as special counsel to 4Licensing Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to an aggregate of 2,600,000 shares of the Company’s Common Stock, $.01 par value  per share (the “Common Stock”), all of which may be issued in connection with awards granted pursuant to the Company’s Equity Incentive Plan (the “Plan”).

In connection with the above, we have reviewed the Company’s certificate of incorporation, its by-laws, resolutions adopted by its Board of Directors, the Registration Statement and the related prospectus and such other documents and proceedings as we have deemed appropriate.  We have also examined such certificates of the Company’s officers and other persons or entities, including public officials, as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth therein.  Further, in making the foregoing examinations, we have assumed the genuineness of all signatures, the legal capacity of each person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.   In making the foregoing examinations, we have assumed that, as to factual matters, all representations and warranties made in the aforesaid documents were true, correct and complete as of the date of such documents and are as of the date hereof true, correct and complete.

On the basis of such review, and having regard to legal considerations that we deem relevant, we are of the opinion that the shares of Common Stock to be offered pursuant to the Registration Statement, when issued in accordance with the terms set forth in the Plan and in the Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion set forth above is based as to matters of law solely on applicable provisions of the General Corporation Law of the State of Delaware, and we express no opinions as to any other laws, statutes, ordinances, rules or regulations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this opinion, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ KAYE SCHOLER LLP